                                                             EXHIBIT (8)(kk)(ii)


                 AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT
                        Franklin Templeton Services, LLC
                    American General Life Insurance Company


The Administrative Services Agreement, dated as of July 1, 1999, by and among Franklin Templeton Services, Inc., and American General Life Insurance Company (the "Agreement") is hereby amended as follows:

     1. Franklin Templeton Services, Inc. is replaced by its successor, Franklin Templeton Services, LLC; and

     2. Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of November 1, 2001.



Franklin Templeton Services, LLC
--------------------------------


By: ________________________________________
Name:
Title:


American General Life Insurance Company
---------------------------------------



By: ________________________________________
Name:
Title:

                                   SCHEDULE B

                        ADMINISTRATIVE EXPENSE PAYMENTS
                        -------------------------------

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.



                   PRODUCT                                                                                   EFFECTIVE
COMPANY        SECURITIES ACT NO.                      FUNDS OF THE TRUST                          FEE          DATE
------------------------------------------------------------------------------------------------------------------------
              | Platinum Investor    | Templeton Asset Strategy Fund-Class 2                    |           |
              | Variable Annuity     | Templeton International Securities Fund-Class 2          |           |
              | 333-70667            |                                                          |           |   7/1/99
              ----------------------------------------------------------------------------------------------------------
              | Legacy Plus VUL      | Templeton Developing Markets Securities Fund-Class 2     |           |
              | 333-53909            | Templeton International Securities Fund-Class 2          |           |
              |                      | Franklin Small Cap Fund-Class 2                          |           |
              ----------------------------------------------------------------------------------------------------------
              | AG Legacy Plus VUL   | Templeton International Securities Fund-Class 2          |           |
              | 333-89897            | Franklin Small Cap Fund-Class 2                          |           |
              ----------------------------------------------------------------------------------------------------------
              | The One VUL Solution | Templeton Developing Markets Securities Fund-Class 2     |           |
American      | 333-87307            | Franklin Small Cap Fund-Class 2                          |           |
General       ----------------------------------------------------------------------------------------------------------
Life          | Platinum Investor I  | Franklin U.S. Government Fund-Class 2                    |           |
Insurance     | & II VUL             | Mutual Shares Securities Fund-Class 2                    |           |
Company       | 333-42567            | Templeton International Securities Fund-Class 2          |           |   11/1/01
              ----------------------------------------------------------------------------------------------------------
              | Platinum Investor    | Franklin U.S. Government Fund-Class 2                    |           |
              | III VUL              | Mutual Shares Securities Fund-Class 2                    |           |
              | 333-43264            | Templeton International Securities Fund-Class 2          |           |
              ----------------------------------------------------------------------------------------------------------
              | Platinum Investor    | Franklin U.S. Government Fund-Class 2                    |           |
              | Survivor VUL         | Mutual Shares Securities Fund-Class 2                    |           |
              | 333-90787            | Templeton International Securities Fund-Class 2          |           |
              ----------------------------------------------------------------------------------------------------------
              | Platinum Investor    | Franklin U.S. Government Fund-Class 2                    |           |
              | Survivor II VUL      | Mutual Shares Securities Fund-Class 2                    |           |
              | 333-65170            | Templeton International Securities Fund-Class 2          |           |
------------------------------------------------------------------------------------------------------------------------

                                       2